UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2008

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 9, 2008, the Registrant announced it has drilled or washed out 2,255 feet of hole with an average penetration rate of 161 feet per shift, during the month of December. During the washout of hole HELV-01, the Registrant’s diamond drill cut into the side of the distorted old hole and continued to a depth of 485 feet where the hole was lost. Significant intervals of bleaching, alteration, disseminated and vein iron pyrite and a five foot interval of collapse breccia, with fine disseminated iron pyrite in the matrix, were  encountered. There was no uranium mineralization, but this is the type of halo alteration and mineralization found around previously producing ore bodies. Management considers this a positive indicator and believes that this demonstrates the Registrant is on the right track.

CW1615178.1

Item 9.01. Financial Statements and Exhibits.

99.1 News Release dated January 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM AND METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: January 10, 2008